UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2014

ADVANZEON SOLUTIONS, INC.

(Exact Name of Registrant Specified in Charter)

Delaware	1-9927	95-2594724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3405 W. Dr. Martin Luther King Jr. Blvd, Suite 101 Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

Comprehensive Care Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Article of Incorporation or Bylaws; Change in Fiscal Year.

On December 24, 2013, the Board of Directors of the Company approved, authorized and directed the Company to change the name of the Company from Comprehensive Care Corporation to Advanzeon Solutions, Inc. On January 8, 2014, the name change was approved by consent of a majority of all eligible votes of the Company’s shareholders.

The Board of Directors of the Company, at the same meeting, voted to increase the Company’s Authorized Common Shares from five hundred million (500,000,000) shares to one billion (1,000,000,000) shares.

On January 9, 2014, the Company filed with the Delaware Secretary of State an Amended and Restated Certificate of Incorporation reflecting the name change and the above-referenced increase in Authorized Common Shares.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements

Not Applicable

(b)	Exhibits

3.1 Amended and Restated Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANZEON SOLUTIONS, INC.

Date: January 16, 2014	By:	/s/ Clark A. Marcus
Clark A. Marcus, Chief Executive Officer